SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 25, 2003

Date of Report (Date of earliest event reported)

Inamed Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9741	59-0920629
(Commission File Number)	(IRS Employer Identification No.)

5540 Ekwill Street, Santa Barbara, CA	93111-2936
(address of principal executive offices)	(Zip Code)

(805) 683-6761
(Registrant’s telephone number, including area code)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 25, 2003, Inamed Corporation (the “Company”) entered into a new $100 million senior secured credit facility provided by a syndicated group of lenders (the “Lenders”) led by Union Bank of California, N.A. and Bank of America, N.A. (the “New Credit Facility”) pursuant to a credit agreement (the “Credit Agreement”) and documents related thereto.  The Company’s obligations under the New Credit Facility are guaranteed by certain of its subsidiaries (the “Guarantors”). Pursuant to a security and pledge agreement (the “Security Agreement”), the Company and the Guarantors granted to the Lenders a security interest in the Collateral (as defined in the Security Agreement) to secure their respective obligations under the New Credit Facility.  In addition, the Company and its subsidiary, Inamed Medical Products Corporation (f/k/a McGhan Medical Corporation), are required to grant a security interest in certain of their leasehold interests.

The New Credit Facility replaced an existing $104.4 million senior secured credit facility.  At the closing of the New Credit Facility, proceeds from the New Credit Facility were used to repay outstanding amounts under the Company’s old credit facility.  Remaining availability under the New Credit Facility may be used, from time to time, for general corporate purposes.

The Credit Agreement and the Security Agreement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and Security Agreement.

Item 7.  EXHIBITS.

Exhibit No.	Description

99.1	Credit Agreement, dated as of July 25, 2003, by and among the Company, certain of its subsidiaries and the Lenders set forth on the signature page to the Credit Agreement.

99.2	Security Agreement dated, as of July 25, 2003, by and among the Company, certain of its subsidiaries and the Lenders set forth on the signature page to the Security Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inamed Corporation

Date: August 7, 2003	By:	/s/ Joseph A. Newcomb
Joseph A. Newcomb
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Credit Agreement, dated as of July 25, 2003, by and among the Company, certain of its subsidiaries and the Lenders set forth on the signature page to the Credit Agreement.

99.2	Security Agreement, dated as of July 25, 2003, by and among the Company, certain of its subsidiaries and the Lenders set forth on the signature page to the Security Agreement.